                                                                   Exhibit 10.51

                          REVOLVING CREDIT AGREEMENT
                          --------------------------

                          Dated as of April 22, 1998

                                    between


                            LIFELINE SYSTEMS, INC.

                                      and

                      STATE STREET BANK AND TRUST COMPANY

                               TABLE OF CONTENTS
                               -----------------

Section 1.      Definitions.........................................................................    1
                1.1    Certain Definitions..........................................................    1
                1.2    Accounting Terms.............................................................   10
                1.3    Rules of Interpretation......................................................   10

Section 2.      Loans...............................................................................   11
                2.1    Revolving Credit Loans.......................................................   11
                2.3    Conversion of Loans to a Different Type......................................   11
                2.4    Notes........................................................................   12
                2.5    Maturity.....................................................................   12
                2.6    Termination or Reduction of Commitments......................................   12

Section 3.      Notice and Manner of Borrowing or Conversions of Loans..............................   13

Section 4.      Interest Rates; Fees; Payments......................................................   14
                4.1    Interest Rates...............................................................   14
                4.2    Facility Fee.................................................................   15
                4.3    Minimum and Maximum Amounts..................................................   16
                4.4    Computations.................................................................   16
                4.5    Manner and Place of Payment..................................................   16
                4.6    Indemnity....................................................................   17
                4.7    Changed Circumstances; Illegality............................................   17
                4.8    Increased Costs..............................................................   18
                4.9    Capital Requirements.........................................................   19
                4.10   Payments Due on Saturdays, Sundays and Holidays..............................   19
                4.11   Prepayments..................................................................   20

Section 5.      Conditions Precedent................................................................   20
                5.1    Conditions to Initial Loans..................................................   20
                5.2    Conditions Precedent to all Loans............................................   22

Section 6.      Representations and Warranties......................................................   23
                6.1    Corporate Status.............................................................   23
                6.2    No Violation.................................................................   23
                6.3    Corporate Power and Authority................................................   24
                6.4    Enforceability...............................................................   24
                6.5    Consents or Approvals........................................................   24
                6.6    Financial Statements.........................................................   24
                6.7    No Material Change...........................................................   25
                6.8    Litigation...................................................................   25
                6.9    Compliance with Other Instruments; Compliance with Law.......................   25
                6.10   Subsidiaries.................................................................   25

               6.11      Investment Company Status; Limits on Ability to Incur
                         Indebtedness.................................................................................  25
               6.12      Title to Property............................................................................  26
               6.13      ERISA........................................................................................  26
               6.14      Taxes........................................................................................  26
               6.15      Environmental Matters........................................................................  27
               6.16      Intellectual Property........................................................................  27
               6.17      Disclosure...................................................................................  27
               6.18      Defaults.....................................................................................  28

Section 7.     Affirmative Covenants..................................................................................  28
               7.1       Use of Proceeds..............................................................................  28
               7.2       Conduct of Business; Maintenance of Existence................................................  28
               7.3       Compliance with Laws.........................................................................  28
               7.4       Insurance....................................................................................  28
               7.5       Financial Statements, Etc....................................................................  29
               7.6       Notice of Default............................................................................  30
               7.7       Environmental Matters........................................................................  30
               7.8       Taxes and Other Liens........................................................................  31
               7.9       ERISA Information............................................................................  31
               7.10      Inspection...................................................................................  31
               7.11      Further Assurances...........................................................................  31

Section 8.     Negative Convenants....................................................................................  32
               8.1       Transactions with Affiliates.................................................................  32
               8.2       Consolidation, Merger or Acquisition.........................................................  32
               8.3       Disposition of Assets........................................................................  33
               8.4       Indebtedness.................................................................................  33
               8.5       Guarantees...................................................................................  34
               8.6       Liens........................................................................................  34
               8.7       Restricted Payments..........................................................................  35
               8.8       Investments..................................................................................  35
               8.9       Sale and Leaseback...........................................................................  36
               8.10      ERISA........................................................................................  36
               8.11      Fiscal Year..................................................................................  37

Section 9.     Financial Covenants....................................................................................  37
               9.1       Net Income...................................................................................  37
               9.2       Current Ratio................................................................................  37
               9.3       Leverage Ratio...............................................................................  37

Section 10.    Events of Default......................................................................................  37
               10.1      Events of Default............................................................................  37

               10.2      Remedies Upon an Event of Default.............................. 39

Section 11.    General.................................................................. 40
               11.1      Amendments, Etc................................................ 40
               11.2      Notices, Etc................................................... 40
               11.3      No Waiver; Remedies............................................ 40
               11.4      Right of Set-off............................................... 40
               11.5      Expenses; Indemnification...................................... 41
               11.6      Successors and Assigns......................................... 42
               11.7      Severability................................................... 42
               11.8      Confidentiality................................................ 42
               11.9      Governing Law.................................................. 43
               11.10     Waiver of Jury Trial........................................... 43
               11.11     Venue, Consent to Service of Process........................... 43
               11.12     Headings....................................................... 44
               11.13     Counterparts................................................... 44


EXHIBITS
     A-1  - Revolving Credit Note
     A-2  - Convertible Revolving Credit Note
     B    - Notice of Borrowing or Conversion
     C    - Compliance Certificate


SCHEDULES
     A     Disclosure Schedule

                          REVOLVING CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of April 22, 1998 by and among LIFELINE SYSTEMS, INC., a Massachusetts corporation (the "Borrower"), having its
                                                 --------
principal place of business and chief executive office at 640 Memorial Drive, Cambridge, Massachusetts 02139 and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with its head office at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").
                          ----

     WHEREAS, the Borrower has requested the Bank to extend credit to the Borrower in the form of loans and the Bank is willing to extend such credit upon the terms and subject to the conditions set forth herein.


     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Definitions.
               -----------

               1.1  Certain Definitions. The following terms are used herein
                    -------------------
with the meanings assigned to them below:

     "Accountants" shall mean Coopers and Lybrand L.L.P, or another accounting
      -----------
firm of national reputation or other certified public accountants selected by the Borrower and approved by the Bank.

     "Adjusted Current Assets" shall mean, as of any applicable date, Current
      -----------------------
Assets minus (i) the aggregate amount of any and all Prepaids and (ii) the
       -----
aggregate amount of any Deferred Income Taxes.

     "Affected Loans" shall have the meaning set forth in Section 4.8.
      --------------

     "Affiliate" shall mean, with respect to any specified Person (the
      ---------
"specified person"), any Person directly or indirectly controlling, controlled
 ----------------
by or under direct or indirect common control with, the specified person and, without limiting the generality of the foregoing, includes (i) any director or officer of the specified person or any Affiliate of the specified person, (ii) any such director's or officer's parent, spouse, child or child's spouse (a "relative"), (iii) any group acting in concert, of one or more such directors, officers, relatives or any combination thereof (a "group"), (iv) any Person controlled by any such director, officer, relative or group in which any such director, officer, relative or group beneficially owns or holds 5% or more of any class of voting securities or a 5% or greater equity or profits interest and
(v) any Person or group which beneficially owns or holds 5% or more of any class of voting securities or a 5% or greater equity or profits interest in the specified person. For the purposes of this definition, the term "control" when used with respect to any specified person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Revolving Credit Agreement.
      ---------

     "Applicable Margin" shall mean as of any date, with respect to Loans which
      -----------------
are Fixed Rate Loans or LIBOR Rate Loans, the applicable percentage set forth below opposite the applicable Leverage Ratio in effect at such date, provided
                                                                     --------
however that during the period from the Closing Date through and including the date on which quarterly financial statements are delivered for the fiscal quarter ending March 31, 1998, the Applicable Margin for Fixed Rate Loans and LIBOR Rate Loans shall be 0.75%.

                                                    Fixed Rate or LIBOR
                                                    -------------------
             Leverage Ratio                              Rate Loans
             --------------                              ----------

          greater than or equal to 1.00:1.00                1.25%

          less than 1.00:1.00 and greater than or
          equal to 0.75:1.00                                1.00%

          less than 0.75:1.00                               0.75%

     "Banking Day" shall mean any day, excluding Saturday and Sunday and
      -----------
excluding any other day which in The Commonwealth of Massachusetts is a legal holiday or a day on which banking institutions are authorized by law to close.

     "Borrower" shall mean Lifeline Systems, Inc., a Massachusetts corporation.
      --------

     "Borrower Property" shall mean any real property owned, occupied, or
      -----------------
operated by the Borrower or any of its Subsidiaries.

     "Closing Date" shall mean the first date on which the conditions set forth
      ------------
in Section 5.1 have been satisfied or waived and any Loans are to be made hereunder.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any
      ----
successor statute.

     "Commitments" shall mean the Revolving Credit Commitment and the
      -----------
Convertible Revolving Credit Commitment.

     "Contractual Obligation" shall mean, as to any Person, any provision of any
      ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Controlled Group" shall mean all members of a controlled group of the
      ----------------
corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

     "Convertible Revolving Credit Availability Expiration Date" shall have the
      ---------------------------------------------------------
meaning set forth in Section 2.2.

     "Convertible Revolving Credit Commitment" shall have the meaning set forth
      ---------------------------------------
in Section 2.2.

     "Convertible Revolving Credit Loan" shall have the meaning set forth in
      ---------------------------------
Section 2.2.

     "Convertible Revolving Credit Maturity Date" shall mean June 30, 2004.
      ------------------------------------------

     "Convertible Revolving Credit Note" shall have the meaning set forth in
      ---------------------------------
Section 2.4.

     "Current Assets" shall mean, as of any application date, all amounts that
      --------------
should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of the Borrower and any Subsidiaries at such date.

     "Current Liabilities" shall mean, as of any applicable date, all amounts
      -------------------
that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of the Borrower and any Subsidiaries, at such date.

     "Default" shall mean any condition or event that constitutes an Event of
      -------
Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Deferred Income Taxes" shall mean liabilities of the Borrower and its
      ---------------------
Subsidiaries in respect of taxes that have been deferred in accordance with GAAP.

     "Environmental Laws" shall mean all federal, state, local and foreign laws,
      ------------------
and all regulations, notices or demand letters issued, promulgated or entered thereunder, relating to pollution or protection of the environment and to occupational health and safety, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or Hazardous Substances into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended, or any successor statues.

     "Event of Default" shall have the meaning set forth in Section 10.1.
      ----------------

     "Fixed Rate" shall mean with respect to any Fixed Rate Loan for any
      ----------
Interest Period, the interest rate per annum equal to the rate per annum quoted by the Bank from time to time to its commercial customers generally as its "cost of funds" rate.

     "Fixed Rate Loan" shall mean at any time any Loan bearing interest at a
      ---------------
rate determined with reference to the Fixed Rate.

     "GAAP" shall mean accounting principles generally accepted in the United
      ----
States applied on a consistent basis.

     "Governmental Approval" shall mean any authorization, consent, order,
      ---------------------
approval, license, lease, ruling, permit, tariff, rate, certification, validation, exemption, filing or registration by or with, or notice to, any Governmental Authority.

     "Governmental Authority" shall mean any federal, state, municipal or other
      ----------------------
governmental department, commission, board, bureau, agency, court, tribunal or other instrumentality, domestic or foreign, and any arbitrator.

     "Guarantee" by any Person shall mean any obligation, contingent or
      ---------
otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall
                                       --------
not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Substances" shall mean all hazardous and toxic substances,
      --------------------
wastes or materials, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, urea formaldehyde insulation, radioactive materials, biological substances, PCBs, pesticides and any other kind and/or type of pollutants, or contaminates and/or any other similar substances or materials which, because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, are included under or regulated by any Environmental Laws.

     "Indebtedness" of any Person at any date shall mean, (a) all indebtedness
      ------------
of such Person for borrowed money or for the deferred purchase price of property or services (excluding current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, but including any class of capital stock of such Person with fixed payment obligations or with redemption at the option of the holder) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under leases that should be treated as capitalized leases in accordance with GAAP, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and all reimbursement obligations (contingent or otherwise) of such Person in respect of any letters of credit issued for the account of such Person to the extent not secured by cash and without duplication of any underlying Indebtedness, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) without duplication, all Guaranties.

     "Initial Financial Statements" shall have the meaning set forth in Section
      ----------------------------
6.6.

     "Initial Financial Statements Date" shall mean December 31, 1997.
      ---------------------------------

     "Intellectual Property" shall have the meaning specified in Section 6.16.
      ---------------------

     "Interest Period" shall mean (i) with respect to each LIBOR Rate Loan, the
      ---------------
period commencing on the date of the making or continuation of or conversion to such LIBOR Rate Loan and ending ninety (90), one hundred twenty (120) or three hundred sixty (360) days thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion; and (ii) with respect to each Fixed Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Fixed Rate Loan and ending one (1), two (2), three (3), four
(4) or five (5) years thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion; provided that:
                                   --------

          (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

          (iii) any Interest Period that would otherwise end after the Convertible Revolving Credit Maturity Date or the Revolving Credit Maturity Date, as the case may be, shall end on the applicable maturity date; and

          (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to a Loan would be for a shorter period, such Interest Period shall not be available hereunder.

     "Intangibles" shall mean all "general intangibles" (as defined in the
      -----------
Uniform Commercial Code) now owned or hereafter acquired by the Debtor, including, without limitation, all (a) obligations or indebtedness owing to (other than Accounts) from whatever source arising, (b) patent licenses, patents, trademark licenses, trademark, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, (c) inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the business of the Debtor, (d) licenses or user or other agreements granted to the Debtor with respect to any of the items described in clause (b) or (c) above, (e) information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, test reports, manuals, materials standards, catalogs, computer and automatic machinery software and programs and the like pertaining to the business of the Debtor, (f) sales data, and other information relating to sales or service of products now or hereafter manufactured, (g) accounting information and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (h) causes of action, claims and warranties now or hereafter owned or acquired by the Debtor in respect of any of the items listed above and (i) tax refunds to which the Debtor is entitled.

     "Investments" shall mean, with respect to any Person (the "Investor"), any
      -----------
investment by the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, deposit or otherwise, and the making of any commitment or acquisition of any option to make an Investment.

     "Leverage Ratio" shall mean as of the end of any fiscal quarter of the
      --------------
Borrower the ratio of Total Liabilities to Tangible Net Worth as of the end of such fiscal quarter.

     "LIBOR Rate Loan" shall mean any Loan bearing interest at a rate determined
      ---------------
with reference to the LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to any LIBOR Loan for any Interest
      ----------
Period, the rate of interest determined by the Lender to be the prevailing rate per annum at which deposits in U.S. Dollars are offered to the Lender by first-class banks in the interbank LIBOR market in which it regularly participates on or about 10:00 a.m. (Boston time) two Banking Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

     "LIBOR Reserve Percentage" shall mean for any Interest Period, the
      ------------------------
aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority, domestic or foreign, to which the Bank is subject with respect to "Eurocurrency Liabilities" (as defined in regulations issued from time to time by such Board of Governors). The LIBOR Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any lease that should be capitalized in accordance with GAAP, and the filing of a financial statement under the UCC or comparable law of any jurisdiction), together with any renewal or extension thereof.

     "Loans" shall mean the Revolving Credit Loans and the Convertible Revolving
      -----
Credit Loans.

     "Loan Documents" shall mean, collectively, this Agreement, the Notes and
      --------------
all other agreements and instruments that are from time to time executed in connection with this Agreement, as each of such agreements and instruments may be amended, modified or supplemented from time to time.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the
      -----------------------
business, operations, properties or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (b) the ability of the Borrower to perform its obligations under this Agreement, the Notes or any of the other Loan Documents or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents.

     "Maximum Rate" shall have the meaning set forth in Section 4.1(d).
      ------------

     "Multiemployer Plan" shall mean at any time an employee pension benefit
      ------------------
plan within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

     "Net Income" or "Net Loss" for any period in respect of which the amount
      ----------      --------
thereof shall be determined, shall mean the aggregate of the consolidated net income (or net loss) before taxes for such period of the Borrower, determined in accordance with GAAP.

     "Notes" shall mean the Revolving Credit Note and the Convertible Revolving
      -----
Credit Note.

     "Notice of Borrowing or Conversion" shall mean the notice, substantially in
      ---------------------------------
the form of Exhibit B hereto, to be given by the Borrower to the Bank to request a Revolving Credit Loan or a Convertible Revolving Credit Loan or to convert an outstanding Loan of one Type into a Loan of another Type, in accordance with
Section 3.

     "Obligations" shall mean all obligations of the Borrower to the Bank of
      -----------
every kind and nature under or in connection with this Revolving Credit Agreement, the Notes or the other Loan Documents whether such obligations are now existing or hereafter incurred or created, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including, without limitation, (a) all principal of an interest (including, without limitation, any interest which accrued after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower) on any advance or Loan to the Borrower under, or the Notes issued by the Borrower pursuant to, this Agreement; (b) all other amounts (including, without limitation, any fees or expenses) payable by the Borrower under the Loan Documents; and (c) any renewals, refinancings or extensions of any of the foregoing.

     "Office of the Bank" shall mean the banking office of the Bank located at
      ------------------
225 Franklin Street, Boston, MA 02110 or such other location of which the Bank shall notify the Borrower.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Permitted Liens" shall have the meaning set forth in Section 8.6.
      ---------------

     "Person" shall mean and include any individual, firm, corporation, trust or
      ------
other unincorporated organization or association or other enterprise or any government or political subdivision, agency, department or instrumentality thereof.

     "Plan" means any employee pension benefit plan which is covered by Title IV
      ----
of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Post-Default Rate" shall mean with respect to any Loan, the rate of
      -----------------
interest per annum equal to 3% above the interest rate otherwise applicable to such Loan at the applicable time.

     "Prepaids" shall mean prepaid expenses of the Borrower and its Subsidiaries
      --------
as determined in accordance with GAAP.

     "Prime Rate" shall mean the per annum rate of interest from time to time
      ----------
announced and made effective by the Bank as its Prime Rate (which rate may or may not be the lowest rate available from the Bank at any given time).

     "Prime Rate Loan" shall mean at any time the principal amount of the Loans
      ---------------
which bears interest at a rate based on the Prime Rate.

     "Prohibited Transaction" means any "prohibited transaction" as defined in
      ----------------------
ERISA or the Code.

     "Purchase Money Indebtedness" means Indebtedness incurred to finance the
      ---------------------------
acquisition of assets or the cost of improvements on real property or leaseholds, in each case in an amount not in excess of the purchase or acquisition cost of said assets or the cost of said improvements on the date of the acquisition of said assets or contract for said improvements.

     "Responsible Officer" shall mean the Chief Executive Officer, the President
      -------------------
or the Chief Financial Officer of the Company.

     "Restricted Payment" shall mean (a) any dividend or other distribution,
      ------------------
whether in cash or property in respect of any shares of capital stock of the Borrower or (b) any purchase, redemption, retirement or acquisition for value of
(i) any shares of the capital stock of the Borrower or any of its Subsidiaries or (ii) any option, warrant, convertible security or other right to acquire shares of the capital stock of the Borrower.

     "Revolving Credit Commitment" shall have the meaning specified in Section
      ---------------------------
2.1.

     "Revolving Credit Loans" shall have the meaning set forth in Section 2.1.
      ----------------------

     "Revolving Credit Maturity Date" shall mean June 30, 1999.
      ------------------------------

     "Revolving Credit Note" shall have the meaning set forth in Section 2.4.
      ---------------------

     "SEC" means the Securities and Exchange Commission.
      ---

     "Stated Rate" shall have the meaning set forth in Section 4.1(d).
      -----------

     "Subsidiary" shall mean, with respect to any Person, any corporation or
      ----------
other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Tangible Net Worth" shall mean, at any date as of which the amount thereof
      ------------------
is to be determined, all assets that should, in accordance with GAAP, be classified as assets on the consolidated balance sheet of the Borrower, minus
                                                                        -----
(i) Total Liabilities at such date and (ii) all Intangibles.

     "Total Liabilities" shall mean, at any time, the consolidated liabilities
      -----------------
of the Borrower and its Subsidiaries at such time and (without duplication) any Guaranties of the Borrower and its Subsidiaries, determined in accordance with GAAP.

     "Type" shall mean a Prime Rate Loan, a Fixed Rate Loan or a LIBOR Rate
      ----
Loan.

     "Wholly-owned Subsidiary" shall mean, as to any Person, a Subsidiary of
      -----------------------
such Person all of whose outstanding shares of capital stock (except directors' qualifying shares) are owned directly or indirectly by such Person.

          1.2  Accounting Terms. Unless otherwise specified herein, all
               ----------------
accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP; provided that if
                                                                --------
any change in GAAP in itself materially affects the calculation of any financial covenant in this Agreement, the Borrower may by notice to the Bank, or the Bank may by notice to the Borrower, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by the Borrower, immediately before such change in GAAP occurs. If such notice is given, the compliance certificates delivered pursuant to Section 7.5(c) after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs.

          1.3  Rules of Interpretation.
               -----------------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented and in effect from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any Person includes its permitted successors and permitted assigns.

          (d)  The words "include", "includes" and "including" are not limiting.

          (e) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

          (f) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, shall have the meanings assigned to them in such Code.

Section 2.   Loans.
             -----

             2.1  Revolving Credit Loans. Upon the terms and subject to
                  ----------------------
conditions set forth herein, and in reliance upon the representations, warranties and covenants of the Borrower herein, the Bank agrees to make loans (each a "Revolving Credit Loan" and collectively the "Revolving Credit Loans")
         ---------------------                        ----------------------
to the Borrower for the account of the Borrower at the Borrower's request from time to time from and after the Closing Date and prior to the Revolving Credit Maturity Date in an aggregate principal amount not to exceed at any one time outstanding the sum of Five Million Dollars ($5,000,000) (the "Revolving Credit
                                                               ----------------
Commitment"), as the same may be reduced or terminated pursuant to the
----------
provisions hereof; provided that the sum of all outstanding Revolving Credit
                   --------
Loans shall not at any time exceed the Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans at any time or from time to time until the Revolving Credit Maturity Date.

             2.2  Convertible Revolving Credit Loans. Upon the terms and subject
                  ----------------------------------
to conditions set forth herein, and in reliance upon the representations, warranties and covenants of the Borrower herein, the Bank agrees to make loans (each a "Convertible Revolving Credit Loan" and collectively the "Convertible
         ---------------------------------                        -----------
Revolving Credit Loans") to the Borrower for the account of the Borrower at the
----------------------
Borrower's request from time to time from and after October 1, 1998 and prior to June 30, 1999 (the "Convertible Revolving Credit Availability Expiration Date")
                    ---------------------------------------------------------
in an aggregate principal amount not to exceed at any one time outstanding the sum of Five Million Dollars ($5,000,000) (the "Convertible Revolving Credit
                                               ----------------------------
Commitment"), as the same may be reduced or terminated pursuant to the
----------
provisions hereof; provided that the sum of all outstanding Convertible
                   --------
Revolving Credit Loans shall not at any time exceed the Convertible Revolving Credit Commitment; provided further that, it shall be a condition to the making
                   ----------------
of any Convertible Revolving Credit Loans that no Event of Default shall have occurred prior to October 1, 1998; and provided further, that any unpaid
                                       ----------------
principal balance of

Convertible Revolving Credit Loans outstanding as of the Convertible Revolving Credit Availability Expiration Date will be payable in sixty (60) equal monthly installments of principal plus accrued interest thereon, beginning on the first date of each month following the Convertible Revolving Credit Availability Expiration Date. Within the foregoing limits and subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Convertible Revolving Credit Loans at any time or from time to time until the Convertible Revolving Credit Availability Expiration Date.

          2.3  Conversion of Loans to a Different Type.  Upon the terms and
               ---------------------------------------
subject to the conditions of this Agreement, the Borrower may convert all or any part of any outstanding Loan of one Type into a Loan of a different Type on any Banking Day (which in the case of a conversion of a LIBOR Rate Loan or a Fixed Rate Loan shall, subject to the provisions of Sections 4.6 and 4.11 be the last day of the Interest Period applicable to such Loan). The Borrower shall give the Bank prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 3.

          2.4  Notes.  The Revolving Credit Loans shall be evidenced by the
               -----
promissory note of the Borrower in the form attached hereto as Exhibit A-1,
                                                                ----------
dated the date hereof (the "Revolving Credit Note") and shall be payable with
                            ---------------------
interest in accordance with Section 4 below. The Convertible Revolving Credit Loans shall be evidenced by the promissory note of the Borrower in the form attached hereto as Exhibit A-2, dated the date hereof (the "Convertible
                   -----------                              -----------
Revolving Credit Note") and shall be payable with interest in accordance with
---------------------
Section 4 below.

          2.5  Maturity.  On the Revolving Credit Maturity Date, all Revolving
               --------
Credit Loans shall mature and the Borrower shall pay in full the unpaid principal balance of all Revolving Credit Loans, together with all unpaid interest thereon and all fees and other amounts due with respect thereto. On the Convertible Revolving Credit Maturity Date, all Convertible Revolving Credit Loans shall mature and the Borrower shall pay in full the unpaid principal balance of all Convertible Revolving Credit Loans, together with all unpaid interest thereon and all fees and other amounts due with respect thereto.

          2.6  Termination or Reduction of Commitments.
               ---------------------------------------

          (a) The Revolving Credit Commitment shall terminate on the Revolving Credit Maturity Date. Subject to the provisions hereof, the Borrower, upon three (3) Banking Days' prior written notice to the Bank and the repayment in full of the outstanding principal balance of the Revolving Credit Loans (and accrued interest thereon) and the payment in full of any expenses or other fees associated with the Revolving Credit Commitment owed by the Borrower to the Bank under or pursuant to this Agreement, may elect at any time to terminate in full the Revolving Credit Commitment permanently. No such termination may be reinstated. The Borrower may also, upon three (3) Banking Days' prior written notice to the Bank, permanently reduce the Revolving Credit Commitment in integral multiples of $500,000. No such reduction may be reinstated.

          (b) The Convertible Revolving Credit Commitment shall terminate on the Convertible Revolving Credit Maturity Date. Subject to the provisions hereof, the Borrower, upon three (3) Banking Days' prior written notice to the Bank and the repayment in full of the outstanding principal balance of the Convertible Revolving Credit Loans (and accrued interest thereon) and the payment in full of any expenses or other fees associated with the Convertible Revolving Credit Commitment owed by the Borrower to the Bank under or pursuant to this Agreement, may elect at any time to terminate in full the Convertible Revolving Credit Commitment permanently. No such termination may be reinstated. The Borrower may also, upon three (3) Banking Days' prior written notice to the Bank, permanently reduce the Convertible Revolving Credit Commitment in integral multiples of $500,000. No such reduction may be reinstated.

Section 3.     Notice and Manner of Borrowing or Conversions of Loans.
               ------------------------------------------------------

          (a) Whenever the Borrower desires to obtain a Loan or to convert an outstanding Loan from one Type to another Type, the Borrower shall give the Bank a written Notice of Borrowing or Conversion (or a telephonic notice promptly confirmed by a written Notice of Borrowing or Conversion), which Notice shall be irrevocable and which must be received no later than 12:00 p.m. Boston time on the date (i) which is the same Banking Day on which the requested Loan is to be made or continued as or converted to a Prime Rate Loan, and (ii) which is three Banking Days before the day on which the request Loan is to be made or continued as or converted to a LIBOR Rate Loan or a Fixed Rate Loan. Such Notice of Borrowing or Conversion shall specify (i) whether such Loan is to be a Revolving Credit Loan or a Convertible Revolving Credit Loan; (ii) the effective date and amount of each Loan or portion thereof requested to be made, continued or converted, subject to the terms and conditions hereof, (iii) the interest rate option requested to be applicable thereto, and (iv) subject to the provisions of the definition of the term "Interest Period", the duration of the applicable Interest Period, if any (which, in the case of a LIBOR Rate Loan or a Fixed Rate Loan shall be identical to the Interest Period for which the Bank has quoted a LIBOR Rate or a Fixed Rate, as the case may be, in accordance with subsection (b) below). If such Notice fails to specify the interest rate option to be applicable to the requested Loan, then the Borrower shall be deemed to have requested a Prime Rate Loan. If the written confirmation of any telephonic notification differs in any material respect from the action taken by the Bank, the records of the Bank shall control absent manifest error.

          (b) Upon request of the Borrower received by the Bank no later than 11:00 a.m., Boston time, on the date on which the Borrower must submit its Notice of Borrowing or Conversion with respect to a Loan which is requested to be a LIBOR Rate Loan or a Fixed Rate Loan pursuant to subsection (a) above, the Bank shall, on or before 11:30 a.m. Boston time on such Banking Day, quote a LIBOR Rate or a Fixed Rate, as the case may be, unless the Bank notifies the Borrower that the Bank is not making LIBOR Rate Loans or Fixed Rate Loans available at such time to its commercial customers and therefore declines to quote the requested rate.

          (c) Subject to the provisions of the definition of the term "Interest Period" herein, the duration of each Interest Period shall be as specified in the applicable Notice of Borrowing or Conversion. If the Bank receives a Notice of Borrowing or Conversion after the time specified in subsection
     (a) above, such Notice shall not be effective. If the Bank does not receive an effective Notice of Borrowing or Conversion with respect to an outstanding LIBOR Rate Loan or Fixed Rate Loan requesting the continuation or conversion of such outstanding Loan, or if, when such Notice must be given prior to the end of the Interest Period applicable to such outstanding Loan, the Borrower shall fail to satisfy any of the conditions hereof, the Borrower shall be deemed to have elected to convert such outstanding Loan in whole into a Prime Rate Loan on the last day of the then current Interest Period with respect thereto.

Section 4.     Interest Rates; Fees; Payments.
               -------------------------------

               4.1  Interest Rates.
                    --------------

               (a) The Borrower agrees to pay interest on the unpaid principal amount of each Loan for each day from and including the date such Loan is made to but excluding the date the principal of such Loan is paid in full at the following rates per annum:

                    (i) for Prime Rate Loans, at a rate per annum equal to the Prime Rate;

                    (ii) for LIBOR Rate Loans, at a rate per annum equal to the LIBOR Rate plus the Applicable Margin;

                    (iii) for Fixed Rate Loans, at a rate per annum equal to the Fixed Rate plus the Applicable Margin.

               The Applicable Margin and the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower based upon the quarterly financial statements to be delivered pursuant to Section 7.5 and any change in the Applicable Margin shall not be effective until the delivery of such financial statements, provided, however, if the Borrower
                                            -----------------
     has failed to deliver such financial statements as required by Section 7.5, the Leverage Ratio shall be deemed to be greater than 1.00:1.00 for purposes of determining the Applicable Margin, until such time as the Borrower delivers such financial statements reflecting a different Leverage Ratio.

          (b) Notwithstanding the foregoing, if an Event of Default shall occur, then at the option of the Bank, the unpaid balance of Loans shall bear interest, at a rate per annum equal to the Post-Default Rate, until such Event Default is cured or waived, and any other amount payable hereunder which is not paid in full when due shall bear interest, at a rate per annum equal to the Post-Default Rate, until the sooner to occur of (i) the date upon which all Obligations to the Bank have been paid in full and the Commitments have been terminated, or
(ii) the date upon which such Event of Default is cured or waived.

          (c) Accrued interest on each Prime Rate Loan shall be payable monthly in arrears on the first day of each month. Accrued interest on each LIBOR Rate Loan and Fixed Rate Loan shall be payable at the end of the Interest Period therefor, or if such Interest Period is longer than ninety (90) days, at intervals of ninety (90) days in arrears on the first day of the succeeding ninety (90) day period, and interest on all Loans shall be payable in any event upon the payment, prepayment or conversion thereof, but only on the principal so paid or prepaid or converted; provided that interest payable pursuant to Section
                              --------
4.1(b) during the pendency of an Event of Default shall be payable from time to time on demand of the Bank; and provided further that the Convertible Revolving
                                ----------------
Credit Loan shall also be subject to the terms and conditions contained in
Section 2.2 of this Agreement. Promptly after the determination of any interest rate provided for herein or any change in such rate permitted hereunder, the Bank shall notify the Borrower thereof.

          (d) So long as the Bank shall be required under regulations of the Board of Governors of the Federal Reserve System (or any other banking authority, domestic or foreign, to which the Bank is subject) to maintain reserves with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in regulations issued from time to time by such Board of Governors), the Borrower shall pay to the Bank additional interest on the unpaid principal amount of each LIBOR Loan made by the Bank from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by subtracting (i) the LIBOR Rate for the Interest Period for such LIBOR Loan from (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the LIBOR Reserve Percentage of the Bank for such Interest Period. The Bank shall determine such additional interest and notify the Borrower, and such additional interest shall be payable on each date on which interest is payable on such LIBOR Loan.

          (e) Notwithstanding the foregoing provisions of this Section 4.1, if at any time the rate of interest set forth in subparagraph (a) above (the "Stated Rate") exceeds the maximum non-usurious interest rate permissible for
 -----------
the Bank to charge commercial borrowers under applicable law (the "Maximum
                                                                   -------
Rate"), the rate of interest charged on the Loans by the Bank hereunder shall be
----
limited to the Maximum Rate. In the event the Bank ever receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

          4.2  Facility Fee.
               ------------

          (a) The Borrower shall pay to the Bank a facility fee, computed on a daily basis and payable quarterly in arrears on the first Banking Day of each quarter and on the Revolving Credit Maturity Date, in an amount equal to one-quarter of one percent (.25%) per annum of (x) the excess of (i) the Revolving Credit Commitment on each day during such just completed calendar quarter over (ii) the outstanding principal balance of all Revolving Credit Loans on each day during such just completed calendar quarter.

          (b) From and after October 1, 1998 to June 30, 1999, the Borrower shall pay to the Bank a facility fee, computed on a daily basis and payable quarterly in arrears on the first Banking Day of each quarter and on the Convertible Revolving Credit Maturity Date, in an amount equal to one-quarter of one percent (.25%) per annum of (x) the excess of (i) the Convertible Revolving Credit Commitment on each day during such just completed calendar quarter over (ii) the outstanding principal balance of all Convertible Revolving Credit Loans on each day during such just completed calendar quarter.

          4.3  Minimum and Maximum Amounts.  Each borrowing, conversion and
               ---------------------------
prepayment of principal of Revolving Credit Loans of Convertible Revolving Credit Loans which are LIBOR Rate Loans of Fixed Rate Loans shall be in an aggregate principal amount equal to $500,000 or a larger multiple of $100,000 or, if less, the aggregate outstanding balance of the LIBOR Rate or Fixed Rate Loan to be rolled over, (conversions or prepayments of Revolving Credit Loans or Convertible Revolving Credit Loans of different Types or, in the case of LIBOR Rate Loans or Fixed Rate Loans, having different Interest Periods, at the same time hereunder shall be deemed separate conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period); provided that
                                                                  --------
any conversion, payment or prepayment in full of the Loans may be in the aggregate outstanding principal amount thereof; and provided further that at no
                                                    --------
time shall there be greater than five (5) LIBOR Rate Loans or Fixed Rate Loans outstanding.

          4.4  Computations.  All interest and fees shall be computed daily on
               ------------
the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          4.5  Manner and Place of Payment. All payments under this Agreement
               ---------------------------
shall be made not later than 2:00 p.m. (Boston Time) on the date when due and shall be made in immediately available funds at the Office of the Bank or by the Borrower's check drawn on the depositary accounts(s) maintained by the Borrower with the Bank payable to the Bank or its order. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by its hereunder or under any of the other Loan Documents, the Borrower will pay to the Bank such additional amount in U.S. Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers or other evidence of payment reasonably satisfactory to the Bank for all taxes (other than taxes based on the Bank's income) or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The Bank may, and the Borrower hereby authorizes the Bank to, debit the amount of any payment not made by such time to the demand deposit accounts of the Borrower with the Bank.

          4.6  Indemnity. If the Borrower for any reason (including, without
               ---------
limitation, pursuant to Sections 4.7, 4.8, 4.11 and 10.2 hereof) makes any payment of principal with respect to any LIBOR Loan or a Fixed Rate Loan on any day other than the last day of an Interest Period applicable to such LIBOR Loan or Fixed Rate Loan, or fails to borrow or continue or convert to a LIBOR Loan or a Fixed Rate Loan after giving a Notice of Borrowing or Conversion thereof pursuant to Section 3, or fails to prepay a LIBOR Loan or a Fixed Rate Loan after having given notice thereof, the Borrower shall pay to the Bank any amount required to compensate the Bank for any additional losses, costs or expenses which it reasonably incurs as a result of such payment or failure, including, without limitation, any loss (including loss of anticipated profits), costs or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by the Bank to fund or maintain such LIBOR Loan or Fixed Rate Loan. The Borrower shall pay such amount upon presentation by the Bank of a statement setting forth the amount and the Bank's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

          4.7  Changes Circumstances; Illegality.
               ---------------------------------

          (a) Notwithstanding any other provision of this Agreement, in the event that:

               (i) on any date on which the LIBOR Rate would otherwise be set the Bank shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR rate, or

               (ii) at any time the Bank shall have determined in good faith
                    (which determination shall be final and conclusive) that:

          (A) the making or continuation of or conversion of any Loan to, a LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank LIBOR market or (2) compliance by the Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

          (B) the LIBOR Rate shall no longer represent the effective cost to the Bank for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, the Bank shall forthwith so notify the Borrower thereof. Until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Bank to allow selection by the Borrower of the Type of Loan affected by the contingencies described in this Section (herein called "Affected Loans") shall be suspended. If at the time the
                        --------------
Bank so notifies the Borrower, the Borrower has previously given the Bank a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be a request for Prime Rate Loans.

          (b) In the event of a determination of illegality pursuant to subsection (a) above, the Borrower shall, with respect to the outstanding Affected Loans, pay all interest thereon and any amounts required to be paid pursuant to Section 4.7, on such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) and, subject to the conditions of this Agreement, convert such Affected Loans into Prime Rate Loans.

          4.8  Increased Costs. In case any change in law, regulation, treaty or
               ---------------
official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law) adopted or issued after the date hereof:

               (i) subjects the Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Bank imposed by the United States of America or any political subdivision thereof), or

                    (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Bank (other than as provided in Section 4.1(d) and other than such requirements as are already included in the determination of the LIBOR Rate), or

                    (iii) imposes upon the Bank any other condition with respect to its obligations or performance under this Agreement,

and the result of any of the foregoing, in the Bank's reasonable judgement, is to increase the cost to the Bank, reduce the income receivable by the Bank or impose any expense upon the Bank with respect to any Loans or its obligations under this Agreement, the Bank shall notify the Borrower thereof. The Borrower agrees to pay to the Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Bank of a statement in the amount and setting forth in reasonable detail the Bank's calculation thereof and the assumptions upon which such calculation was based, which statement shall be deemed true and correct absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Bank may not charge the Borrower for any costs, reductions or expenses described above that have been incurred earlier than ninety (90) days prior to the date the Bank notifies the Borrower of such costs, reductions or expenses.

               4.9  Capital Requirements. If after the date hereof the Bank
                    --------------------
determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by the Bank or its parent bank holding company with any guideline, request or directive of any such entity adopted or issued after the date hereof regarding capital adequacy (whether or not having the force of law) has, in the Bank's reasonable judgment, the effect of reducing the return on the Bank's or such holding company's capital as a consequence of the Bank's Commitments to make Loans hereunder to a level below that which the Bank or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such holding company's current policies with respect to capital adequacy) by any amount reasonably deemed by the Bank to be material, then the Bank shall notify the Borrower thereof. The Borrower agrees to pay to the Bank the amount of such reduction of return on capital as and when such reduction is determined, payable within 90 days after presentation by the Bank of a statement in the amount and setting forth in reasonable detail the Bank's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error) unless within such 90 day period the Borrower shall have prepaid in full all Obligations, in which event no amount shall be payable to the Bank under this
Section 4.9. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Bank may not charge the Borrower for any reductions described above that have been incurred earlier than ninety (90) days prior to the date the Bank notifies the Borrower of such reductions.

           4.10  Payments Due on Saturdays, Sundays and Holidays.  Whenever any
                 -----------------------------------------------
payment to be made hereunder or under the Notes shall be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day (subject to the definition of the term "Interest Period"), and such extension of time shall be included in computing any interest or fees due.

           4.11  Prepayments.
                 -----------

           (a) Subject to the provisions of Section 2.6, Section 3 and Section 4.6, the Borrower shall have the right to prepay the Loans in whole or in part and to convert Loans of one Type into another Type, without premium or penalty, at any time and from time to time, provided that (i) at the time
                                                 --------
     of any such prepayment, the Borrower shall pay all interest accrued on the amount prepaid; (ii) the Borrower shall give the Bank three (3) Banking Days notice of prepayment of any Fixed Rate Loan or LIBOR Rate Loan, (iii) LIBOR Rate Loans and Fixed Rate Loans may be converted into Prime Rate Loans only on the last day of an Interest Period thereof; and (iv) the Bank shall be paid, at the time of any prepayment of a LIBOR Rate Loan or Fixed Rate Loan that is being prepaid on other than the last day of an Interest Period therefor, the amount provided for in Section 4.6.

           (b) if at any time the outstanding principal balance of the Revolving Credit Loans exceeds the Revolving Credit Commitment, or the Convertible Revolving Credit Loans exceeds the Convertible Revolving Credit Commitment the Borrower shall immediately pay the amount of any such excess to the Bank for application to the Revolving Credit Loans or Convertible Revolving Credit Loans, as the case may be.

Section 5. Conditions Precedent.
           --------------------

           5.1   Conditions to Initial Loans.  The obligation of the Bank to
                 ---------------------------
make the initial Revolving Credit Loan and initial Convertible Revolving Credit Loan is subject to the satisfaction of the following conditions precedent on or prior to the Closing Date.

           (a)   This Agreement and the Notes. This Agreement, the borrowings
                 ----------------------------
     hereunder, the Notes and all transactions contemplated by this Agreement shall have been duly authorized by the Borrower. The Borrower shall have duly executed and delivered to the Bank this Agreement and the Notes to the Bank in form and substance satisfactory to the Bank and its counsel.

     (b)  No Default.  On the date hereof and on the Date of making each Loan,
          ----------
no Default or Event of Default shall have occurred and be continuing.

     (c)  Correctness of Representations.  On the Closing Date and on the date
          ------------------------------
of each Extension of Credit, all representations and warranties made by the Borrower in Section 6 below or otherwise in writing in connection herewith or otherwise shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan, except that representations and warranties expressly limited to a certain date shall be true and correct in all material respects as of that date and subject to changes arising from transactions expressly permitted hereunder.

     (d)  Performance of Covenants.  The Borrower shall have performed,
          ------------------------
satisfied or complied with all covenants and conditions to be performed, satisfied or complied with by the Borrower hereunder and under the other Loan Documents on or prior to the Closing Date.

     (e)  Opinion of Counsel for the Borrower.  On the Closing Date, the Bank
          -----------------------------------
shall have received the favorable opinion of counsel to the Borrower, in form and substance reasonably satisfactory to the Bank and its counsel.

     (f)  Approvals.  On the Closing Date and on the date of each Loan, all
          ---------
necessary consents, approvals, licenses, permissions, registrations or validations of any Governmental Authority or any other Person required for the execution, delivery, performance or carrying out of the provisions of this Agreement and the Notes, or for the validity or enforceability of the obligations incurred thereunder, shall have been obtained and shall be in full force and effect and copies thereof certified by a duly authorized officer of the Borrower to such effect shall have been delivered to the Bank.

     (g)  Supporting Documents.  On or before the Closing Date, there shall have
          --------------------
been delivered to the Bank the following supporting documents:

          (i) legal existence and corporate good standing certificates with respect to the Borrower dated as of a recent date issued by the appropriate Secretary of State or other official;

          (ii) certificates dated as of a recent date with respect to the due qualification of the Borrower to do business in each jurisdiction where the failure to be so qualified would have a Material

                 Adverse Effect, issued by the Secretary of State of each such jurisdiction;

          (iii) copy of the corporate charter of the Borrower certified by the appropriate Secretary of State or other official, as of a recent date, including all amendments thereto;

          (iv) a certificate of the Secretary or Assistant Secretary of the Borrower certifying as to the applicable (a) By-Laws, as in effect on the date hereof, including all amendments thereto;
                 (b) the incumbency and signatures of the Responsible Officers of such Person who have executed any documents in connection with the transactions contemplated by this Agreement; and (c) the resolutions of the Board of Directors of such Person authorizing the execution, delivery and performance of Loan Documents to which such Person is a party and identifying the Responsible Officers authorized to execute and deliver and take all other actions contemplated by this Agreement; and

          (v) all other information and documents which the Bank or its counsel may reasonably request in connection with the transactions contemplated by this Agreement.

     (h)  Compliance Certificate.  The Borrower shall have furnished to the Bank
          ----------------------
a Compliance Certificate in the form of attached Exhibit C appropriately
                                                 ---------
completed and signed by a Responsible Officer of the Borrower with respect to the fiscal quarter ending December 31, 1997, which shall reflect compliance by the Borrower with the requirements of this Credit Agreement as of the date hereof.

     (i)  Litigation.  No litigation, arbitration, proceeding or investigation
          ----------
shall be pending or, to the knowledge of the Borrower, threatened against the Borrowers or any Subsidiaries thereof which, in the sole judgement of the Bank, might have a Material Adverse Effect.

     (j)  Termination of Existing Credit Facility.  The Bank shall have received
          ---------------------------------------
reasonable evidence that the Borrower's existing credit facility with BankBoston, N.A. has been terminated.

     (k)  Legal Matters.  All documents and legal matters incident to the
          -------------
transactions contemplated by this Agreement shall be reasonably satisfactory to Sullivan & Worcester LLP, special counsel for the Bank.

          (l)  Financial Statements. Prior to the Closing Date, the Bank shall
               --------------------
     have received complete and correct copies of the audited consolidated balance sheet of the Borrower as of December 31, 1997, and the related audited consolidated statements of income and of cash flows for the twelve-month period ended on such date, examined by the Accountants.

          5.2  Conditions Precedent to all Loans. The obligation of the Bank to
               ---------------------------------
make any Revolving Credit Loan or any Convertible Revolving Credit Loan, including the initial Revolving Credit Loans, or continue or convert Loans to Loans of another Type, is further subject to the following conditions:

          (a) timely receipt by the Bank of a Notice of Borrowing or Conversion with respect to any Loan;

          (b) the outstanding Revolving Credit Loans and Convertible Revolving Credit Loans do not and, after giving effect to any requested Loan, will not exceed the limitations set forth in Sections 2.1 and 2.2 hereof;

          (c) the representations and warranties contained in Section 6 shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion and on the effective date of the making, continuation or conversion of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date or have become inaccurate due to transactions expressly permitted hereunder);

          (d) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after the making of such requested Loan;

          (e) the resolutions referred to in Section 5.1(g)(iv)(c) shall remain in full force and effect; and

          (f) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make Loans hereunder.

     The making, continuation or conversion of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of such Loan as to the accuracy of the facts referred to in subsection (c) of this Section 5.2 and of the satisfaction of all of the conditions set forth in this Section 5.2.

Section 6.  Representations and Warranties.
            -----------------------------

     In order to induce the Bank to enter into this Agreement and to make the contemplated Extensions of Credit, the Borrower hereby represents and warrants as follows and the following representations and warranties shall survive the execution and delivery of this Agreement and the Notes:

          6.1  Corporate Status.
               ----------------

     The Borrower is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation as set forth on Schedule A hereto and is duly qualified or licensed as a foreign corporation in
----------
good standing in each jurisdiction in which the failure to do so would have a Material Adverse Effect.

          6.2  No Violation.  Neither the execution, delivery or performance of
               ------------
this Agreement or any other Loan Document, nor the consummation of the contemplated transactions will contravene any law, statute, rule or regulation to which the Borrower is subject or any judgment, decree, franchise, order or permit applicable to the Borrower, or will conflict or be inconsistent with or will result in any breach of, or constitute a default under, or result in or require the creation or imposition of any Lien upon any of the property or assets of the Borrower having an aggregate book value of $100,000 or more pursuant to, any Contractual Obligation of the Borrower, or violate any provision of the corporate charter by-laws of the Borrower.

          6.3  Corporate Power and Authority.  The Borrower has all requisite
               -----------------------------
corporate power to own its property and conduct its business as currently conducted. The execution, delivery and performance of this Agreement and the other Loan Documents are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action.

          6.4  Enforceability.  This Agreement and each other Loan Document
               --------------
constitutes valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, whether applied in a court of equity or at law.

          6.5  Consents or Approvals.  No order, permission, consent, approval,
               ---------------------
license, authorization, registration or validation of, or filing with, or exemption by, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or any other Loan Document by the Borrower, or the taking of any action contemplated hereby or thereby.

          6.6  Financial Statements.
               --------------------

          (a) The Borrower has furnished the Bank with complete and correct copies of (a) its audited consolidated balance sheet as of the Initial Financial Statements Date, its related consolidated statements of income and of cash flows for the twelve-month period ended on such date, audited and certified by the Accountants (the "Initial Financial Statements").
                                            ----------------------------
     Such Initial Financial Statements (including the related schedules and notes) fairly present the consolidated financial condition of the Borrower as of the Initial Financial Statements Date, and the consolidated results of its operations and its consolidated cash flows for the twelve month period ended on such date.

          (b) All the above-referenced financial statements (including the related schedules and notes) have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the Accountants and disclosed therein).

          (c) At the date hereof, the Borrower does not have any Indebtedness or other material liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities or obligations on account of taxes or other governmental charges, that are not set forth in the financial statements referred to in subparagraph (a) above or on Schedule A
                                                                      ----------
     hereto.

          (d) The Borrower has and, after giving effect to the Loans, will have, assets (both tangible and intangible) having a fair saleable value in excess of the amount required to pay the probable liability on its then-existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); the Borrower has and will have access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature; the Borrower was not insolvent immediately prior to the making of the Loans and immediately after giving effect thereto, the Borrower will not be insolvent.

          6.7  No Material Change.  Except as set forth in Schedule A, since the
               ------------------                          ----------
Initial Financial Statements Date, there have been no changes in the assets, liabilities, financial condition or business of the Borrower other than changes in the ordinary course of business which will not have a Material Adverse Effect.

          6.8  Litigation.  There are no actions, suits or proceedings pending
               ----------
or to Borrower's knowledge, threatened against or affecting the Borrower of any of its Subsidiaries which in any one case or in the aggregate, if determined adversely to the interests of such party, could reasonably be anticipated to have a Material Adverse Effect.

          6.9  Compliance with Other Instruments; Compliance with Law.  The
               ------------------------------------------------------
Borrower is not in default under any Contractual Obligation (including any Contractual Obligation relating to any Indebtedness of the Borrower) where such default could reasonably be anticipated to have a Material Adverse Effect. The Borrower is not in default and or in violation of any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Borrower which default or violation could reasonably be anticipated to have a Material Adverse Effect.

     6.10 Subsidiaries. The Borrower does not have any Subsidiaries except as
          ------------
set forth on attached Schedule A.
                      ----------

     6.11 Investment Company Status; Limits on Ability to Incur Indebtedness.
          ------------------------------------------------------------------
The Borrower is not an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness. No portion of any Loan shall be used for purchasing or carrying, any "margin security" or "margin stock" as such terms are used in Regulations G, U or X of the Board of Governor's of the Federal Reserve System.

     6.12 Title to Property. The Borrower has good and marketable title to all
          -----------------
of its properties and assets as of the Initial Financial Statements Date, except such as have been disposed of since that date in the ordinary course of business and none of such properties or assets is subject to any Lien except for (a) Permitted Liens, of (b) a defect in title or other claim other than defects and claims that, in the aggregate, would have no Material Adverse Effect. The Borrower enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets and no material default exists under such leases (after taking into account applicable cure periods under said leases). To Borrower's knowledge, all such leases are valid and subsisting and are in full force and effect.

     6.13 ERISA. Each Borrower and each of its Affiliates are in compliance in
          -----
all material respects with ERISA and the provisions of the Code applicable to the Plans; no Borrower nor any Affiliate of a Borrower has engaged in a Prohibited Transaction which would subject any Borrower, any Affiliate of a Borrower or any Plan to a material tax or penalty imposed on a Prohibited Transaction; no Plan has incurred any "accumulated funding deficiency" (as defined in ERISA); except as set forth in the Initial Financial Statements, the aggregate fair market value of all assets of the Plans which are single-employer plans is at least equal to the aggregate present value of all accrued benefits under such Plans, both as determined in the most recent actuarial reports for such Plans using the actuarial assumptions used for funding purposes therein; no Borrower nor any Affiliate of a Borrower has incurred any liability to the PBGC over and above premiums required by law; and no Borrower nor any Affiliate of a Borrower has terminated any Plan in a manner which could result in the imposition of a Lien on the property of any Borrower or any Affiliate of a Borrower.

     6.14 Taxes. All tax returns of the Borrower required to be filed have been
          -----
timely filed, all material taxes, fees and other governmental charges (other than those being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and, in the case of ad valorem
                                                                  -- -------
taxes or betterment assessments, no proceedings to foreclose any lien with respect thereto have been commenced and, in all other cases, no notice of lien has been filed or, to Borrower's knowledge; other action taken to perfect or enforce such lien) shown thereon which are payable have been paid. The charges and reserves on the books of the Borrower for all income and other taxes are adequate, and the Borrower knows of no additional assessment or any basis therefor. Except as disclosed in Schedule A, the Federal income tax returns of the Borrower have not been audited within the last three years, all prior audits have been closed, and there are no unpaid assessments, penalties or other charges arising from such prior audits.

          6.15 Environmental Matters.
               ---------------------

          (a) The Borrower has obtained all Governmental Approvals that are required for the operation of its business under any Environmental Law, except where the failure to so obtain a Governmental Approvals would not have a Material Adverse Effect.

          (b) The Borrower is in compliance with all terms and conditions of all required Governmental Approvals and is also in compliance with all terms and conditions of all applicable Environmental Laws, noncompliance with which would have a Material Adverse Effect.

          (c) To Borrower's knowledge, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of the Borrower threatened against the Borrower relating in any way to the Environmental Laws, and there is, no Lien of any private entity or Governmental Authority against any property of the Borrower relating in any way to the Environmental Laws which is reasonably likely to result in a Material Adverse Effect.

          (d) There has been no claim, complaint, notice, or request for information received by the Borrower with respect to any site listed on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") 42 USC
                                                               ------
     (S)(S) 9601 et seq or any state list of sites requiring investigation or
                 -- ---
     cleanup with respect to contamination by Hazardous Substances.

          (e) To the best of the Borrower's knowledge, there has been no release or threat of release of any Hazardous Substance at any Borrower Property which would likely result in liability being imposed upon the Borrower, which liability would have a Material Adverse Effect.

          6.16 Intellectual Property. The Borrower owns or licenses such
               ---------------------
copyrights, patents, trademarks and similar rights ("Intellectual Property") as
                                                     ---------------------
are necessary for the conduct
of its business as now conducted, without any known conflict with the rights of others which would have a Material Adverse Effect. Following the occurrence and during the continuance of an Event of Default, the Borrower shall, upon the request of the Bank, make reasonably diligent efforts to prepare and deliver to the Bank a reasonably detailed listing of all of such Intellectual Property, provided that nothing herein shall require the registration of any such Intellectual Property.

               6.17   Disclosure. No representation or warranty made by the
                      ----------
Borrower in this Agreement or any other Loan Document and no document or information furnished to the Bank by or on behalf of or at the request of the Borrower in connection with any of the transactions contemplated by this Agreement and the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made except as may hereafter occur as a result of transactions expressly permitted hereunder.

               6.18   Defaults. As of the date of this Agreement, no Default or
                      --------
Event of Default exists.

Section 7.     Affirmative Covenants.
               ---------------------

     The Borrower covenants and agrees that for as long as this Agreement is in effect and until the Notes, together with all interest thereon and all other Obligations of the Borrower to the Bank are paid or satisfied in full:

               7.1    Use of Proceeds. The proceeds of the Loans shall be used
                      ---------------
by the Borrower solely for the purposes of supporting expansion investments and working capital needs. Without limiting the foregoing, no part of the proceeds of any Loan will be used for the purpose of purchasing or carrying any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

               7.2    Conduct of Business; Maintenance of Existence. The
                      ---------------------------------------------
Borrower will continue to engage in the business in which it is engaged and maintain its existence and comply with all applicable statues, rules and regulations and remain duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where such qualification or licensing is required by the nature of its business, the character and location of its property, business, or the ownership or leasing of its property, except where such noncompliance or failure to so qualify would not have a Material Adverse Effect, and the Borrower will maintain its properties in good operating condition, and continue to conduct its business as presently conducted.

               7.3    Compliance with Laws.  The Borrower will comply with all
                      --------------------
applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings and except where the failure so to comply would not have a Material Adverse Effect.

          7.4  Insurance.  The Borrower will maintain insurance with financially
               ---------
sound and reputable insurance companies in such amounts and against such risks as determined by the Borrower's senior management from time to time to be appropriate based upon the exercise of their reasonable business judgement, provided that in any event the Borrower shall maintain or cause to be maintained
(a) insurance against casualty, loss or damage covering all property and improvements of the Borrower in amounts and in respect of perils usually carried by owners of similar businesses and properties in the same general areas in which the Borrower operates, including, but not limited to, federally required flood insurance; (b) comprehensive general liability insurance against claims for bodily injury, death or property damage; and (c) workers' compensation insurance to the extent required by applicable law.

          7.5  Financial Statements, Etc. The Borrower will furnish to the Bank:
               -------------------------

          (a) within forty-six (46) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet and income statement and statement of cash flows of the Borrower and any Subsidiaries as at and for the period ended on the last day of such fiscal quarter;

          (b) within ninety-one (91) days after the last of each fiscal year of the Borrower, the audited consolidated balance sheet and income statement and statement of cash flows of the Borrower and any Subsidiaries as at and for the fiscal year then ended, certified by the Accountants (the substance of such report to be reasonably satisfactory to the Bank) and a certificate of a Responsible Officer of the Borrower to the effect that such financial statements fairly present the consolidated financial condition of the Borrower and any Subsidiaries as of the end of such fiscal year and the consolidated results of their operations for such fiscal year, in each case in accordance with GAAP;

          (c) within forty-six (46) days after the last of each fiscal quarter of the Borrower (except in the case of the fourth quarter, in which case such certificate will be furnished within ninety-one (91) days of the end of such quarter), a Compliance Certificate signed by a Responsible Officer of the Borrower in the form attached to this Agreement as Exhibit C,
                                                               ---------
     appropriately completed which report shall note any change in the Leverage Ratio which would warrant an adjustment to the Applicable Margin.

          (d) within ninety-one (91) days after the last day of each fiscal year of the Borrower, an annual business plan for the next fiscal year complied by the management of the Borrower; including, without limitation, projections of the anticipated income and cash flow of the Borrower for such fiscal year and a statement of the assumptions on which such plan was prepared;

          (e) copies of any management letter provided by the Accountants to the Borrower;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports, proxy statements and other materials;

          (g) promptly upon the filing thereof by the Borrower with the SEC (and in any event within five (5) days of such filing), copies of any registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents if such forms no longer exist);

          (h) promptly upon becoming aware of any litigation or other proceeding against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, notice thereof; and

          (i) promptly following the request of the Bank, such further information concerning the business, affairs and financial condition or operations of the Borrower and any Subsidiaries as the Bank may reasonably request.

          7.6  Notice of Default. As soon as practicable, and in any event,
               -----------------
within three (3) Banking Days of becoming aware of the existence of any condition or event which constitutes an Event of Default, the Borrower will provide the Bank with written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

          7.7  Environmental Matters.
               ---------------------

          (a) The Borrower shall comply with all terms and conditions of all applicable Governmental Approvals and all applicable Environmental Laws, except where failure to comply would not have a Material Adverse Effect.

          (b) The Borrower shall promptly notify the Bank should the Borrower become aware of:

               (i) any spill, release, or threat of release of any Hazardous Substance at or from any Borrower Property or by any Person for whose conduct the Borrower is responsible, to the extent the Borrower is required by Environmental Laws to report such to any Governmental Authority;

                         (ii) any action or notice with respect to a civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened against the Borrower relating in any way to the Environmental Laws, or any Lien of any Governmental Authority or any other Person against any Borrower Property relating in any way to the Environmental Laws;

                         (iii) any claim made or threatened by any Person against the Borrower or any property of the Borrower relating to any material damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Substance pertaining to such property or the business or operations of the Borrower; and

                         (iv) any occurrence or condition on any real property adjoining any Borrower Property known to the officers or supervisory personnel of the Borrower or other employees having responsibility for the compliance by the Borrower with Environmental Laws, without any independent investigation, which does cause, or could cause, such Borrower Property, or any part thereof, to contain Hazardous Substances in material violation of any Environmental Laws, or which does cause, or could cause, such Borrower Property to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof by the Borrower.

                    7.8  Taxes and Other Liens. The Borrower will pay when due
                         ---------------------
all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it which, if unpaid, might become a Lien against the Borrower on its property, except liabilities being contested in good faith and by proper proceedings, as to which adequate reserves are maintained on the books of the Borrower in accordance with GAAP.

                    7.9  ERISA Information.  If and when the Borrower or any
                         -----------------
member of the Controlled Group (a) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, (b) receives notice of complete or partial withdrawal liability under Title IV of ERISA or (c) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer the Plan, the Borrower shall in each such instance promptly furnish to the Bank a copy of any such notice.

            7.10  Inspection. The Borrower will permit a representative of the
                  ----------
Bank (including any field examiner or auditor retained by the Bank) to inspect and make copies of the Borrower's books and records, and to discuss its affairs, finances and accounts with its officers and accountants, at such reasonable times and places and as often as the Bank may reasonably request, provided that, so long as no Event of Default has occurred and is continuing, upon two (2) Banking Days prior notice from the Bank and not more frequently than twice in any twelve-month period.

            7.11  Further Assurances. The Borrower will execute and deliver to
                  ------------------
the Bank any writings and do all things necessary, effectual or reasonably requested by the Bank to carry into effect the provisions and intent of this Agreement or any other Loan Document.

Section 8.  Negative Covenants.
            ------------------

     The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Notes, together with all interest thereon and all other Obligations of the Borrower to the Bank are paid or satisfied in full, without the prior written consent of the Bank:

           8.1    Transactions with Affiliates. The Borrower will not, and will
                  ----------------------------
not permit any of their Subsidiaries to, directly or indirectly, enter into any transaction with any Affiliate (including without limitation any purchase, sale or lease) except (i) transactions in the ordinary course of business on terms that are no less favorable to the Borrower than those which might be obtained at the time in a comparable arm's-length transaction with any Person who is not an Affiliate and (ii) employment contracts and incentive plans with senior management of Borrower entered into in the ordinary course of business and consistent with prudent business practices. Notwithstanding the foregoing, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any management, consulting, overhead, indemnity, guarantee or other similar fee or charge to any Affiliate.

            8.2   Consolidation Merger or Acquisition. Except for a "Permitted
                  -----------------------------------
Acquisition" as defined below, the Borrower shall not merge or consolidate with or into any other Person, or make any acquisition of the business or a substantial portion of the assets of any other Person except: (i) any Subsidiary of the Borrower may merge into the Borrower or any Wholly-owned Subsidiary of the Borrower; (ii) Investments to the extent permitted by Section 8.8 hereof.

     For purposes hereof a "Permitted Acquisition" is an acquisition which satisfies the following requirements:

            (a) if it involves a merger or consolidation, the Borrower shall be the surviving party;

          (b) at the time of such acquisition no Default or Event of Default shall have occurred and be continuing;

          (c) no Default or Event of Default or violation of any covenant under this Agreement shall arise or be reasonably anticipated to arise as a result of such acquisition, which the Borrower shall confirm by furnishing to the Bank at least ten (10) days prior to the closing date for such acquisition pro forma financial statements reasonably satisfactory to the
                 --- -----
     Agent giving effect to such acquisition; and

          (d) the target of such acquisition must be engaged in a line of business similar to the then current businesses of the Borrower or its Subsidiaries.

     Notwithstanding anything to the contrary herein, the prior written consent of the Bank shall be required for (a) any individual acquisition involving cash consideration (including assumption of indebtedness) in excess of $2,000,000 and
(b) any acquisition during any fiscal year of the Borrower to the extent that the aggregate cash consideration (including assumption of indebtedness) for acquisitions made during such year (giving effect to the proposed acquisition) exceeds $5,000,000.

          8.3  Disposition of Assets. The Borrower shall not convey, sell,
               ---------------------
lease, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, accounts receivable and leasehold assets), whether now owned or hereafter acquired, except for (i) obsolete, worn out or surplus property disposed of in the ordinary course of business (with standard discounts); (ii) the sale or lease of inventory in the ordinary course of business; and (iii) property, business or assets having an aggregate value of less than $300,000 in any fiscal year. In addition, the Borrower may upon thirty
(30) days notice to the Bank, transfer certain assets (but in no event existing Accounts) to existing or newly formed Subsidiaries for tax planning or other business purposes, provided, however, any such transfer shall be subject to the written consent by the Bank which shall not be unreasonably withheld or delayed, provided, however, the Bank may require as condition to such consent that such Subsidiary become a Borrower hereunder or a guarantor of the Obligations of the Borrower.

          8.4  Indebtedness. The Borrower shall not create, incur, assume or
               ------------
suffer to exist any Indebtedness, except:

          (a)  Indebtedness payable to the Bank;

          (b) existing Indebtedness, including the Indebtedness listed on Schedule A hereto and renewals and refinancings thereof, but not any
     ----------
     increase in the principal amounts thereof; and

          (c) Indebtedness for taxes, assessments or governmental charges to the extent that payment therefor shall at the time not be required to be made in accordance with Section 7.8;

          (d) current liabilities on open account for the purchase price of services, materials and supplies incurred by any Borrower in the ordinary course of business (not as a result of borrowing), so long as all of such open account Indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms and practices, except for any such open account Indebtedness which is being contested in good faith by the Borrower, as to which adequate reserves required by GAAP have been established and are being maintained and as to which no Lien has been placed on any property of the Borrower or any of its Subsidiaries;

          (e)  Guarantees permitted under Section 8.5 hereof; and

          (f) Purchase Money Indebtedness and capital lease obligations of the Borrower and its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any one time outstanding; provided that, after giving effect
                                             --------
     to the incurrence of such Purchase Money Indebtedness and capital lease obligations and to the receipt and application of the proceeds thereof, no Event of Default shall have occurred and be continuing.

          8.5  Guarantees.  Neither the Borrower nor any of its Subsidiaries
               ----------
shall create, incur, assume, guarantee or be or remain liable with respect to any Guarantees other than (i) Guarantees existing on the date of this Agreement and disclosed on Schedule A hereto, (ii) Guarantees resulting from the
                 ----------
endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (iii) Guarantees in connection with the Purchase Money Indebtedness or capital lease obligations permitted under Section 8.4(f).

          8.6  Liens.  The Borrower shall not create, incur, assume or suffer to
               -----
exist any Lien on any of its properties or assets, except the following (collectively, "Permitted Liens"):
                ---------------

          (a) Liens for taxes, fees, assessments and other governmental charges not delinquent or being contested in good faith and by proper proceedings, as to which adequate reserves are maintained on the books of the Borrower in accordance with GAAP;

          (b) carriers', warehousemen's, landlords', mechanics', materialmen's or similar liens imposed by law incurred in the ordinary course of business in respect of obligations not overdue, or being contested in good faith and by proper proceedings and as to which adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (d) security deposits made to secure the performance of leases, licenses, contracts and statutory obligations incurred in the ordinary course of business;

          (e)  Liens in favor of the Bank;

          (f)  existing Liens, if any, listed on Schedule A hereto; provided
                                                 ----------         --------
     that no such Lien is spread to cover any additional property after the date hereof, and that the principal amount of the Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness permitted under Section 8.4(f), provided that (I) each such Lien is given solely to secure the purchase price of such property, does not extend to any other property and is given at the time of acquisition of the property, and (II) the Indebtedness secured thereby does not exceed the lesser of the cost of such property and its fair market value at the time of acquisition; and

          (h) Liens consisting of easements, rights-of-way, zoning restrictions and other similar Liens affecting real property which do not materially interfere with the Borrower's intended use thereof or with the ordinary conduct of the Borrower's business.

          8.7  Restricted Payments.  The Borrower shall not declare, make or pay
               -------------------
any Restricted Payment other than;

               (i) dividends payable solely in common stock of the Borrower to its stockholders;

               (ii) dividends paid by any Subsidiary of the Borrower to the Borrower or any of its Wholly-Owned Subsidiaries; and

               (iii) as long as no Event of Default has occurred and is continuing or could reasonably be expected to arise therefrom, the repurchase of up to 39,300 shares of the Borrower's common stock at a price not in excess of their value as of a recent trading date pursuant to a repurchase program previously approved by the Borrower's Board of Directors.

          8.8  Investments.  The Borrower shall not make, maintain or acquire
               -----------
any Investment in any Person other than:

     (a) marketable obligations issued or guaranteed by the United States of America having a maturity of one year or less from the date of purchase;

     (b) certificates of deposit, eurodollar time deposits, commercial paper or any other obligations of the Bank or of any other bank or trust company organized or licensed to conduct a banking business under the laws of the United States or any State thereof and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated A or higher by Standard & Poor's Corporation or A-2 or higher by Moody's Investors Service, Inc.);

     (c) commercial paper with maturities of not more than 90 days having the highest rating then given by Moody's Investors Services, Inc. or Standard & Poor's Corporation;

     (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subparagraph (a) above entered into with the Bank or any of the banks referred to in subparagraph (b) above;

     (e) shares in money market mutual funds substantially all the assets of which are comprised of securities and other obligations of the types described in subparagraphs (a) through (d) above;

     (f) (i) depository accounts at the Bank; and (ii) depository accounts maintained at other banks;

     (g) stock or obligations issued to the Borrower or any Subsidiary thereof in settlement of claims against others by reason of an event of bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of the Borrower or such Subsidiary;

     (h)  currently existing Investments set forth on Schedule A;
                                                      ----------

     (i) loans to employees of the Borrower in an aggregate amount not to exceed at any time $250,000 in any individual case or $500,000 in the aggregate;

     (j) transfers of certain assets to Subsidiaries to the extent permitted under the last sentence of Section 8.3; and

     (k) investments in accordance with the Borrower's investment policy as approved by the Board of Directors of the Borrower, a copy of which has been previously furnished to the Bank.

          8.9  Sale and Leaseback.  The Borrower shall not enter into any
               ------------------
arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred (a "Sale and Leaseback Transaction") provided, however, as long as no Event of Default has occurred and is continuing or could reasonably be expected to arise therefrom, the Borrower may enter into a Sale and Leaseback Transaction as long as the aggregate sale price of property sold in such transactions does not exceed $500,000.

          8.10 ERISA.  The Borrower will not permit any Plan maintained by the
               -----
Borrower or by any member of the Controlled Group to: (a) engage in any Prohibited Transaction; (b) fail to report to the Bank a "reportable event" (ERISA (S)4043) within 30 days after its occurrence or as to any reportable event as to which the 30-day notice period requirement of Section 4043(b) of Title IV of ERISA has been waived by the PBGC, within 30 days of such time as the Borrower is requested to notify the PBGC of such reportable event; (c) incur any "accumulated funding deficiency" (ERISA (S)302); (d) terminate its existence at any time in a manner which could result in the imposition of a Lien on the property of the Borrower or any Subsidiary thereof; or (e) fail to report to the Bank any "complete withdrawal" or "partial withdrawal" by the Borrower or an affiliate from a "multiemployer plan" (ERISA (S)(S)4203,4205, and 4001, respectively). The quoted terms are defined in the respective sections of ERISA cited above.

          8.11 Fiscal Year.  The Borrower shall not change its fiscal year
               -----------
without the prior written consent of the Bank.

Section 9.     Financial Covenants.
               -------------------

     The Borrower covenants and agrees that so long as this Agreement is in effect and until the Notes, together with all interest thereon and all other Obligations of the Borrower to the Bank are paid or satisfied in full:

          9.1  Net Income.  The Borrower will not permit Net Income as of the
               ----------
end of any fiscal quarter to be less than the respective amounts set forth below: (i) for the fiscal quarter ending March 31, 1998, Seven Hundred Fifty Thousand Dollars ($750,000); and (ii) for each fiscal quarter ending thereafter, One Million Dollars ($1,000,000).

          9.2  Current Ratio.  The Borrower will not permit the ratio of its
               -------------
Adjusted Current Assets to its Current Liabilities to be less than (i) 1.00 to
1.00 as of the end of any fiscal quarter, commencing with the quarter ending March 31, 1998, through the quarter ending December 31, 1998; (ii) 1.50 to 1.00 as of the end of any fiscal quarter, commencing with the quarter ending March 31, 1999 and for each quarter ending thereafter.

               9.3   Leverage Ratio. The Borrower will not permit its Leverage
                     --------------
Ratio to be less than 1.00 to 1.00 as of the end of any fiscal quarter, commencing with the quarter ending March 31, 1998 and for each quarter ending thereafter.

Section 10.    Events of Default.
               -----------------

               10.1  Events of Default.  The occurrence of any of the following
                     -----------------
events shall be an "Event of Default" hereunder:
                    ----------------

               (a) The Borrower shall default (i) in the due and punctual payment of principal of any Loan; or (ii) in the payment of interest on any Loan or in the payment of any other amount due under any Loan Document and such Default shall continue for more than five (5) Banking Days after such payment was due; or

               (b) Any representation, warranty or statement of the Borrower made herein or in any other Loan Document, or in any certificate or statement furnished pursuant to or in connection herewith or therewith, shall prove to be incorrect, misleading or incomplete in any material respect on the date as of which made or deemed made except as a result of transactions expressly permitted hereunder; or

               (c) The Borrower shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to Sections 7.1, 7.2, 7.6, 8 and 9 hereof; or

               (d) The Borrower shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement or any other Loan Document (other than those referred to in paragraphs (a) through (c) above) and such default shall continue unremedied for a period of thirty (30) days (or in case of defaults under Sections 7.5 and 7.10, ten (10) days) after the occurrence of such Default; or

               (e) Any obligation of the Borrower in respect of any Indebtedness (other than the Notes) in excess of $250,000 or any Guarantee in excess of $250,000 shall be declared to be or shall become due and payable prior to the stated maturity thereof, or such Indebtedness or Guarantee shall not be paid as and when the same becomes due and payable, or there shall occur and be continuing unremedied beyond the applicable cure and/or grace period any default under any instrument, agreement or evidence of indebtedness relating to any such Indebtedness the effect of which is to permit the holder or holders of such instrument, agreement or evidence of indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity; or

     (f) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

     (g) a proceeding or case shall be commenced, without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code; or

     (h) A judgment or judgments for the payment of money in excess of $250,000 (net of insurance proceeds) in the aggregate shall be rendered against the Borrower and any such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within thirty(30) days from the entry thereof; or

     (i) The Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $250,000 which it is obligated to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $250,000 shall be filed under Title IV of ERISA by the Borrower or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower or any member of the Controlled Group to enforce Sections 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or there shall occur a complete or partial withdrawal form, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Borrower or one or more members of the Controlled Group to incur a current payment obligation in excess of $250,000; or

               (j) The Borrower shall default in the performance or observance of any material term, covenant or agreement on their part to be performed or observed pursuant to any of the provisions of any agreement with the Bank or any instrument delivered in favor of the Bank (other than, in either case, a Loan Document), and such default shall continue unremedied beyond the grace and/or cure period (in any) provided for therein.

               10.2 Remedies Upon an Event of Default. If any Event of Default
                    ---------------------------------
shall have occurred and be continuing, the Bank may by notice (a) declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or
(b) declare the principal amount then outstanding of, and the accrued interest on, the Loans and facility fees and all other amounts payable hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without further notice, including, without limitation, notice of intent to accelerate, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of the occurrence of an Event of Default
              --------
with respect to the Borrower referred to in clauses (f) and (g) of Section 10.1, the Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the Loans and commitment fees and all other amounts payable hereunder and under the Notes shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

Section 11.    General.
               -------

               11.1 Amendments, Etc. No amendment or waiver of any provision of
                    ---------------
this Agreement, the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               11.2 Notices, Etc. All notices and other communications provided
                    ------------
for hereunder shall be in writing and shall be delivered by hand, by a nationally recognized commercial overnight delivery service, by first class certified or registered mail, postage prepaid or by telecopy, delivered, addressed or transmitted, if to the Borrower, at its address set forth at the beginning of this Agreement, Attention: Dennis M. Hurley, Chief Financial Officer, Telecopy No. 617-679-1386, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 Attention: Jeffrey A. Stein, Esq., Telecopy No. 617-526-5000, and if to the Bank, at its address set forth in the beginning of this Agreement, Attention: Rosemarie Moeller, Vice President, Telecopy No.
(617) 664-4176, with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Dennis J. White Esq., Telecopy No.
(617) 338-2880; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be deemed effective, (a) in the case of hand deliveries, when delivered; (b) in the case of an overnight delivery service, on the next Banking Day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of mail, five days after deposit in the postal system, first class certified or registered mail, postage prepaid; and (d) in the case of telecopy notices, when electronic indication of receipt is received, except that notices to the Bank pursuant to the provisions of Section 2.4 shall not be effective until received by the Bank.

               11.3 No Waiver; Remedies. No failure on the part of the Bank to
                    -------------------
exercise, and no delay in exercising, any right hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               11.4 Right of Set-off.
                    ----------------

               (a) Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured.

               (b) The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice
                                   --------
     shall not affect the validity of such set-off and application. The rights of the Bank under this Section 11.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

               11.5 Expenses; Indemnification.
                    -------------------------

               (a) The Borrower shall pay on demand (i) the reasonable fees and disbursements of counsel to the Bank in connection with the preparation of this Agreement and the preparation or review of each agreement, opinion, certificate and other document referred to in or delivered pursuant hereto;
     (ii) all reasonable out-of-pocket costs and expenses of the Bank in connection with the administration of this Agreement and the other Loan Documents, and any waiver or amendment of any provision hereof or thereof, including without limitation, the reasonable fees and disbursements of counsel for the Bank; and (iii) if any Event of Default occurs and is continuing, all reasonable costs and expenses incurred by the Bank, including the reasonable fees and disbursements of counsel to the Bank, and of any appraisers, environmental engineers or consultants, or investment banking firms retained by the Bank in connection with such Event of Default or collection, bankruptcy, insolvency and other enforcement proceedings related thereto. The Borrower agrees to pay, indemnify and hold the Bank harmless from, any and all recording and filing fees, and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise or other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of or the consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or the other Loan Documents, or any documents delivered pursuant hereto or thereto.

          (b) The Borrower agrees to indemnify the Bank and its officers and directors and hold the Bank and its officers and directors harmless from and against any and all liabilities, losses, damages, reasonable costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Bank in connection with any investigative, administrative or judicial proceeding initiated by a third party, whether or not the Bank shall be designated a party thereto) which may be incurred by the Bank, relating to or arising out of this Agreement or any other Loan Document, or the existence of any Hazardous Substance on, in, or under any Borrower Property, or any violation of any applicable Environmental Laws for which the Borrower has any liability or which occurs upon any Borrower Property, or the imposition of any Lien under any Environmental Laws, provided that the Bank shall not have the right to be
                         --------
     indemnified hereunder for its own bad faith, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (c) The agreements in this Section 11.5 shall survive the repayment of the Notes, and all other amounts payable under this Agreement and the other Loan Documents.

          11.6 Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign their rights or obligations hereunder or under the Notes without the prior written consent of the Bank. The Bank may assign a portion of its rights and obligations under this Agreement and the Notes (or grant a participation therein) to any other bank or financial institution with assets in excess of $500,000,000, provided, however, that the
                                                   --------
Bank shall at all times remain the agent bank with respect to this Credit Agreement. The Borrower agrees that each assignee shall be entitled to the benefits of Sections 4.6 through 4.11 with respect to its assigned interest, provided that no assignee shall be entitled to receive any greater amount
--------
pursuant to such Sections than the Bank would have been entitled to receive in respect of the amount of the assigned interest transferred by it to such assignee had no such transfer occurred. The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants).

          11.7  Severability. Any provision of this Agreement which is
                ------------
prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          11.8  Confidentiality. The Bank will endeavor in good faith to
                ---------------
maintain the confidentiality of any non-public information relating to the Borrower which has been identified in writing as confidential on the information itself or otherwise (the "Confidential Information") and, except as provided below, will exercise the same degree of care that the Bank exercises with respect to its own proprietary information to prevent the unauthorized disclosure of the Confidential Information to third parties. Confidential Information shall not include information that either: (a) is in the public domain through no fault of the Bank; or (b) is disclosed to the Bank by a third party, provided the Bank does not have actual knowledge that such third party is prohibited from disclosing such information. The terms of this Section shall not apply to disclosure of Confidential Information by the Bank that is, in the good faith opinion of the Bank, compelled by laws, regulations, rules, orders or legal process or proceedings or is disclosed to: (a) any party, including a prospective participant, who has signed a confidentiality agreement containing terms substantially similar to those contained herein; (b) legal counsel, examiners, auditors and directors of the Bank and examiners, auditors and investigators having regulatory authority over the Bank; or (c) any party in connection with the exercise of remedies by the Bank after default in the performance of the Borrower's obligations to the Bank.

          11.9  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO CONFLICTS OF LAWS RULES).

          11.10 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER AGREE THAT
                --------------------
NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS, NEITHER THE BANK NOR THE BORROWER HAS AGREED WITH OR REPRESENTED

TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

          11.11  VENUE; CONSENT TO SERVICE OF PROCESS. THE BORROWER ACCEPTS FOR
                 ------------------------------------
ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY,
THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCOVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

          11.12  Headings. Section headings in this Agreement are included
                 --------
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          11.13  Counterparts. This Agreement may be signed in one or more
                 ------------
counterparts each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

                  [REMINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                          LIFELINE SYSTEMS, INC.


                                          By:
                                             __________________________
                                             Dennis M. Hurley
                                             Vice President of Finance and
                                              Chief Financial Officer

                                          STATE STREET BANK AND TRUST
                                          COMPANY


                                          By:
                                             __________________________
                                             Rosemarie A. Moeller
                                             Vice President

                                                                     Exhibit A-1
                                                                     -----------

                             REVOLVING CREDIT NOTE

$5,000,000                                                        April 22, 1998

     For value received, the undersigned corporation (hereafter referred to as the "Borrower") promises to pay to STATE STREET BANK AND TRUST COMPANY, 225
     --------
Franklin Street, Boston, Massachusetts 02110-2804 (the "Bank"), or to its order,
                                                        ----
the lesser of Five Million Dollars ($5,000,000) or the outstanding principal amount of Revolving Credit Loans (as defined in the Credit Agreement referred to below) advanced by the Bank to the Borrower pursuant to the Credit Agreement, on the Revolving Credit Maturity Date, together with interest on the principal amount hereof from time to time outstanding at the rates and at the times provided in the Credit Agreement.

     This promissory note evidences borrowings of Revolving Credit Loans under, is subject to the terms and conditions of and has been issued by the Borrower pursuant to that certain Credit Agreement of even date herewith by and between the Borrower and the Bank (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"), and is subject to
                                     ------ ---------
optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein.

     All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     Upon the occurrence and during the continuance of any Event of Default, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this Note and all other amounts payable under this Note shall become immediately due and payable, in the manner and with the effect provided in the Credit Agreement.

     The Bank shall keep a record of the amount, the Type and the date of the making of each Revolving Credit Loan pursuant to the Credit Agreement and each payment of principal with respect thereto by maintaining a computerized or other record of such information, which computerized or other record, and the printouts thereof, shall constitute prima facie evidence of the accuracy of the
                                    ----- -----
information so maintained.

     The undersigned agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this Note and the other Loan Documents and the preservation of its rights hereunder and thereunder.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waive of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO CONFLICTS OF LAWS RULES) AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

                                             LIFELINE SYSTEMS, INC.


                                             By:_________________________
                                                Name:
                                                Title:

                                                                     Exhibit A-2
                                                                     -----------

                        CONVERTIBLE REVOLVING LOAN NOTE


$5,000,000                                                     April 22, 1998

     For value received, the undersigned corporation (hereafter referred to as the "Borrower") promises to pay to STATE STREET BANK AND TRUST COMPANY, 225
     --------
Franklin Street, Boston, Massachusetts 02110-2804 (the "Bank"), or to its order,
                                                        ----
the lesser of Five Million Dollars ($5,000,000) or the outstanding principal amount of Convertible Revolving Credits Loans (as defined in the Credit Agreement referred to below) advanced by the Bank to the Borrower pursuant to the Credit Agreement, payable at the times and in accordance with the requirements of the Credit Agreement, together with interest on the principal amount hereof from time to time outstanding at the rates and at the times provided in the Credit Agreement.

     This promissory note evidences borrowings of the Convertible Revolving Loan under, is subject to the terms and conditions of and has been issued by the Borrower pursuant to that certain Credit Agreement, of even date herewith, by and between the Borrower and the Bank (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"), and is
                                                 ----------------
subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein.

     All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     Upon the occurrence and during the continuance of any Event of Default, at the option of the Bank, the principle amount then outstanding of and the accrued interest on the advances under this Note and all other amounts payable under this Note shall become immediately due and payable, in the manner and with the effect provided in the Credit Agreement.

     The Bank shall keep a record of the amount, the Type and the date of the making of each Convertible Revolving Loan pursuant to the Credit Agreement and each payment of principal with respect thereto by maintaining a computerized or other record of such information, which computerized or other record, and the printouts thereof, shall constitute prima facie evidence of the accuracy of the
                                    ----- -----
information so maintained.

     The undersigned agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this Note and the other Loan Documents and the preservation of its rights hereunder and thereunder.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY THE CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4
OF THE FEDERAL RULES OF CIVIL PROCEDURE.

     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO CONFLICTS OF LAWS RULES) AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.



                                             LIFELINE SYSTEMS, INC.




                                             By:_________________________
                                                Name:
                                                Title:

                                                                       Exhibit B
                                                                       ---------

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

               Re:   Credit Agreement dated as of April , 1998 (the "Agreement")
                     -----------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 3 of the Agreement, the undersigned hereby confirms its request made on ____________, ___ for [(a Revolving Credit Loan/Convertible Revolving Credit Loan)* in the amount of $____________ to be advanced on ______, ___. Said Loan shall be a [Prime Rate] [Fixed Rate] [LIBOR Rate] Loan.]**

     [The Interest Period applicable to said Loan will be [_____ days,]*** [____ years]****

     [Said Loan represents a conversion of the [Prime Rate] [Fixed Rate] [LIBOR Rate] Loan in the same amount made on __________, ___]*****

     All of the conditions set forth in Section 5 of the Agreement have been satisfied with respect to the Loan requested hereby; the representations and warranties contained or referred to in Section 6 of the Agreement are true and accurate on and as of the effective date of the Loan as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and no Default or Event of Default has occurred and is continuing or will result from the Loan.

                                             LIFELINE SYSTEMS, INC.

                                             By: _____________________
                                                 Title:

Date: __________________
________________________

* Indicate whether Loan is to be a Revolving Credit Loan or Convertible Revolving Credit Loan.

**    Indicate Type of Loan.

***   Indicate days duration of Interest Period for LIBOR Rate Loan.

****  Indicate years duration of Interest Period for Fixed Rate Loan.

***** To be inserted in any request for a conversion.

                                                                       Exhibit C
                                                                       ---------

                            COMPLIANCE CERTIFICATE
                            ----------------------

TO: State Street Bank and Trust Company
    225 Franklin Street
    Boston, Massachusetts 02110

    The undersigned Responsible Officer of Lifeline Systems, Inc., a Delaware corporation (the "Borrower") hereby certifies with respect to the Credit
                  --------
Agreement dated as of April __,1998 between State Street Bank and Trust Company (the "Bank") and the Borrower, as amended through the date hereof (the "Credit
      ----                                                              ------
Agreement"), that (a) the Borrower has been in complete compliance for the
---------
period from _/_/__ to _/_/__ (the "Applicable Initial Financial Statements
                                   ---------------------------------------
Date") with the covenants of the Borrower contained therein, as demonstrated
----
below, and (b) no Default or Event of Default has occurred and is continuing as of the date hereof, except, in either case, as noted below. All capitalized terms used herein and not otherwise defined shall have the meanings prescribed therefor in the Credit Agreement.


      COVENANT                      REQUIRED                    ACTUAL AS OF
                                                               ______ __, 19__

Financial Statements       Quarterly for the first three
                           quarters of each fiscal year,
                           w/in 46 days; and annually w/in
                           [91] days

All documents filed with   Within 5 days after filing
SEC

Current Ratio (quarterly)  Quarter                            __.__:1
                           Ending         Ratio               ($__________to
                           ------         -----
                                                               $___________)


                           3/31/98        1.00:1.00
                           through
                           12/31/99

                           3/31/99 and    1.50:1.00
                           each fiscal
                           quarter
                           thereafter

Leverage Ratio (Total          Quarter                     ___.___:1.00
Liabilities to Tangible Net    Ending          Ratio       ($____to $____)
                               ------          -----
Worth)(quarterly)
                               3/31/98 and      1.00:1.00
                               each fiscal
                               quarter
                               thereafter

Net Income (quarterly          Quarter       Net           $_______________
Jeffrey A.Stein, Esq.          Ending      Income
                               ------      ------

                               3/31/98     $750,000
                               6/30/98     $1,000,000
                               and each
                               fiscal
                               quarter
                               thereafter

Comments Regarding Exceptions:

     Attached hereto are financial statements as of and for the fiscal [quarter] [year] ended on the applicable initial financial statements date, which have been certified by the [undersigned] [Accountants] as required by the Credit Agreement.

     [_] The Leverage Ratio has changed so as to warrant an adjustment in the Applicable Margin from __% to __%. (check if applicable)

Submitted by:


_____________________

Name:________________

Title:_______________

Date:________________

                                                                      Schedule A
                                                                      ----------


                              Disclosure Schedule
                              -------------------


                       [To be completed by the Company]